Exhibit 99.3

Execution Copy

FORMATION AND CONTRIBUTION AGREEMENT

FORMATION AND CONTRIBUTION AGREEMENT, dated as of October     , 2006 (this “Agreement”), by and among Dow Jones Reuters Business Interactive LLC, a Delaware limited liability company (“Factiva”), Reuters Limited, a company incorporated under the laws of England and Wales (“Reuters Limited”), Reuters JV Switzerland SARL, a company incorporated under the laws of Switzerland (“Reuters Switzerland” and together with Reuters Limited, the “Reuters Parties”), Dow Jones & Company, Inc., a Delaware corporation (“Dow Jones”), DJBI, LLC, a Delaware limited liability company and a wholly owned subsidiary of Dow Jones (“DJBI” and together with Dow Jones, the “Dow Jones Parties”)).

WHEREAS, as of the date hereof, Reuters Switzerland and DJBI are the sole members of Factiva, with each owning 66.67 Common A Units of Factiva and 33.33 Common B Units of Factiva;

WHEREAS, the Reuters Parties and the Dow Jones Parties have agreed to restructure the Factiva business, following which the Dow Jones Parties will or will cause one or more of its subsidiaries to purchase, and the Reuters Parties will sell, all of the interests of the Reuters Parties, whether direct or indirect, in the restructured Factiva business (the “Factiva Sale”) (other than the Newco Series A Preferred Shares which Reuters Switzerland will continue to own after the Purchase Closings) pursuant to (i) the Unit Purchase Agreement, dated as of the date hereof, by and among the Dow Jones Parties, the Reuters Parties, Reuters Holdings Limited, a company incorporated under the laws of England and Wales, and Factiva (the “Unit Purchase Agreement”) and (ii) the Share Purchase Agreement, dated as of the date hereof, by and among the Dow Jones Parties, the Reuters Parties and Factiva (the “Share Purchase Agreement”);

WHEREAS, in connection with the Factiva Sale, the parties desire to enter into this Agreement pursuant to which (i) Factiva will convey all of its assets used or held for use in connection with the conduct of the Factiva business in the United States (the “Factiva US Business”) to a newly formed Delaware limited liability company (“LLC”), (ii) LLC will assume, pay and discharge all of the liabilities of the Factiva US Business, (iii) Factiva will distribute (x) 50 of the LLC Units (as defined below) (representing 50% of the outstanding LLC Units) to DJBI (the “Dow Jones LLC Units”) and (y) the remaining 50 of the LLC Units to Reuters Switzerland (the “Reuters LLC Units”), (iv) DJBI will contribute all of the Dow Jones LLC Units to a Delaware corporation to be formed after the date hereof (“Newco”) in exchange for 500 shares of class A common stock, par value $0.01 per share, of Newco (the “Newco Class A Common Shares”) having the terms as set forth in the certificate of incorporation of Newco in the form attached as Exhibit A hereto (the “Newco Certificate of Incorporation”) (such contribution, the “Dow Jones Contribution”), (v) Reuters Switzerland will contribute all of the Reuters LLC Units to Newco in exchange for (x) 450 shares of class B common stock, par value $0.01 per share, of Newco (the “Newco Class B Common Shares”) having the terms as set forth in the Newco Certificate of Incorporation and (y) 50 shares of series A preferred stock, par value $0.01 per share, of Newco (the “Newco Series A Preferred Shares”) having the terms as set forth in the Newco Certificate of Incorporation (such contribution, the “Reuters Contribution”) and (vi) Dow Jones will cause one of its affiliates to make a cash contribution of $38,408 to Factiva in exchange for a 0.02 percent interest in Factiva; and

WHEREAS, the Dow Jones Contribution and the Reuters Contribution are intended to qualify as transfers governed by section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES

1.1 Contribution of Assets. Except for the properties and assets specifically excluded under Section 1.2 of this Agreement, upon the terms and subject to the conditions set forth in this Agreement, two business days prior to the Closing (as defined in the Unit Purchase Agreement) of the transactions contemplated by the Unit Purchase Agreement (the “Non-US Purchase Closing”) and the Share Purchase Agreement (the “US Purchase Closing” collectively, the “Purchase Closings”) and subject to Dow Jones and Reuters agreeing that all of the conditions to the Purchase Closings have been satisfied or are capable of being satisfied, Factiva will transfer, assign, convey and deliver to LLC, and LLC will acquire and accept from Factiva, all of Factiva’s right, title and interest in and to the property, plant, machinery and equipment, vehicles, spare parts, inventories, contract rights, business (as a going concern), goodwill, cash (to the extent reasonably required to satisfy the working capital requirements of the Factiva US Business, as determined by Factiva, in its reasonable discretion), prepaid accounts and other assets (tangible, intangible or of any other nature), wherever located, and used or held for use exclusively or primarily in connection with the Factiva US Business (including assets which were previously used or held for use in connection with the Factiva US Business and which are still owned by Factiva and are accounted for in the property records or carried on the books of the Factiva US Business (even if accounted for or carried at zero value)) (each of the foregoing items being herein referred to as the “Assets”). The Dow Jones Parties and the Reuters Parties acknowledge their mutual intent that the Assets to be contributed to LLC include all assets of the Company that would be treated as “effectively connected income” to a Reuters Party if held by the Company at the time of the Non-US Purchase Closing. For the purposes of this Agreement, the term “business day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or in London, England or is a day on which banking institutions located in such state or city are authorized or required by law or other governmental action to close.

1.2 Exclusions From Contributed Assets. Notwithstanding the provisions of Section 1.1 of this Agreement, the Assets do not include any of the properties or assets of Factiva or its affiliates not exclusively or primarily related to the Factiva US Business and cash in excess of the amount reasonably required to satisfy the working capital requirements of the Factiva US Business, in each case as determined by Factiva, in its reasonable discretion.

1.3 Assumed Liabilities. Except as otherwise provided in Section 1.4 of this Agreement, at the time of the transfer, assignment, conveyance and delivery of the Assets as contemplated by Section 1.1 of this Agreement, LLC shall assume and thereafter shall perform, pay and discharge as and when due all liabilities and obligations of Factiva to the extent exclusively or primarily resulting from, relating to or arising out of the Factiva US Business of whatever kind or nature (whether absolute, accrued, contingent, determined, determinable, disclosed, known or unknown, or otherwise), including, without limitation, all liabilities and obligations of Factiva arising under any leases (including leases of real property), contracts, sales orders, purchase orders and other agreements, arrangements, understandings and commitments, whether written or oral (each and all of the foregoing items being referred to as “Contracts”) pursuant to Section 1.1. The liabilities and obligations to be assumed by LLC are hereinafter referred to collectively as the “Assumed Liabilities”.

1.4 Liabilities Not Assumed. Notwithstanding anything in Section 1.3 of this Agreement to the contrary, LLC is not assuming and shall not be responsible for any liabilities or obligations of any kind or nature, relating to, arising from or in connection with the operation of the Factiva business other than liabilities or obligations arising primarily or exclusively in connection with the operation of the Factiva US Business, as determined by Factiva, in its reasonable discretion. The liabilities and obligations not assumed by LLC are hereinafter referred to collectively as the “Excluded Liabilities”.

1.5 Assignment of Contracts, Rights and Obligations. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Contract, or rights or benefits thereunder, if an attempted assignment of any such Contract, or such rights or benefits thereunder without the consent of a third party thereto, would constitute a breach of the applicable Contract or default thereunder, cause or permit the acceleration or termination thereof or in any way materially and adversely affect the rights or benefits of LLC or Factiva thereunder or the right of LLC to conduct all or part of the Factiva US Business in the manner and on the terms presently enjoyed by Factiva. If such third party consent is not obtained, Factiva shall use reasonable efforts and cooperate with LLC in any reasonable arrangements, to the extent permitted by the Contract, designed to provide LLC the rights and benefits under any such Contract intended to be conveyed under Section 1.1, including, without limitation (A) compliance by Factiva on LLC’s behalf and at LLC’s expense of any such Contract and (B) enforcement for the benefit of LLC of any of the rights or benefits of Factiva against a third party thereto arising out of the breach or cancellation by such third party or otherwise, provided, however, that Factiva shall not be required to incur any costs in connection with such arrangements. Nothing contained in this Section 1.5 of this Agreement shall be deemed to limit or impair LLC’s rights under any other provisions of this Agreement.

1.6 Issuance of LLC Interests. In consideration of and subject to the consummation of the transactions set forth in this Article I, LLC shall issue to Factiva 100 units of LLC (the “LLC Units”), which LLC Units will represent 100% of the outstanding LLC Units and which will have the terms set forth in the limited liability agreement of LLC in the form attached as Exhibit B hereto (the “LLC Agreement”).

ARTICLE II

DISTRIBUTION OF LLC UNITS

2.1 Distribution of LLC Units. Upon the terms and subject to the conditions set forth in this Agreement, immediately after the consummation of the transactions contemplated by

Article I and two business days prior to the Purchase Closings, Factiva will distribute the Dow Jones LLC Units to DJBI and the Reuters LLC Units to Reuters Switzerland. The Dow Jones Parties and the Reuters Parties agree to take all actions necessary to cause Factiva and LLC to admit DJBI and Reuters Switzerland as members of LLC and to remove Factiva as a member of LLC in accordance with the LLC Agreement.

ARTICLE III

CONTRIBUTION OF LLC UNITS

3.1 Contribution of LLC Units. Upon the terms and subject to the conditions set forth in this Agreement, on the first business day immediately following the day on which the transactions contemplated by Article II are consummated and one business day prior to the Purchase Closings (x) DJBI will contribute the Dow Jones LLC Units to Newco in exchange for the Newco Class A Common Shares and (y) Reuters Switzerland will contribute the Reuters LLC Units to Newco in exchange for (i) the Newco Class B Common Shares and (ii) the Newco Series A Preferred Shares. The number of Newco Class A Common Shares, Newco Class B Common Shares and Newco Series A Preferred Shares to be issued shall be determined in accordance with the provisions of footnote 1 of the Newco Certificate of Incorporation. The Dow Jones Parties and the Reuters Parties agree to take all actions necessary to cause DJBI, Reuters Switzerland and LLC to admit Newco as a member of LLC and to remove DJBI and Reuters Switzerland as members of LLC in accordance with the LLC Agreement.

3.2 Tax Matters. (a) Unless otherwise required by a “determination” (as that term is defined in section 1313(a) of the Code), the Dow Jones Parties and the Reuters Parties agree to report the Dow Jones Contribution and the Reuters Contribution for U.S. federal income tax purposes as transfers governed by section 351 of the Code.

(b) The Dow Jones Parties and Reuters Parties agree to use reasonable efforts to challenge an assertion by the Internal Revenue Service that the Contribution Transactions are not governed by section 351 of the Code. Notwithstanding the foregoing, nothing in this Agreement shall preclude either the Dow Jones Parties or the Reuters Parties, in their respective sole discretion, from settling or compromising any such assertion. The Dow Jones Parties and the Reuters Parties agree to provide notice to the other party within thirty (30) days of becoming aware that the Internal Revenue Service is or may be challenging the application of section 351 of the Code to the Contribution Transactions, and further agree to keep the other party apprised of any significant developments in connection with any such challenge.

3.3 Representations and Warranties of Factiva. Factiva hereby represents and warrants that:

(a) Newco will be a corporation duly organized, validly existing and in good standing under the laws of Delaware with requisite legal capacity, power and authority to carry on its business, to issue and sell the Newco Class A Common Shares, the Newco Class B Common Shares and the Newco Series A Preferred Shares and to perform the obligations of Newco under this Agreement. The sale and issuance of the Newco Class A Common Shares, the Newco Class B Common Shares and the Newco Series A Preferred Shares will be duly authorized and the Newco Class A Common Shares, the Newco Class B Common Shares and the

Newco Series A Preferred Shares will be validly issued, fully paid and nonassessable, not issued in violation of any preemptive or similar rights and free and clear of all liens, security interests, encumbrances, mortgages, pledges or other restrictions.

(b) Immediately after the closing of all of the transactions contemplated by this Agreement, the authorized capital of Newco will consist of (x) a number of authorized, issued and outstanding Newco Class A Common Shares determined in accordance with the provisions of footnote 1 of the Newco Certificate of Incorporation with an additional number of authorized Newco Class A Common Shares sufficient to effect the conversion of the number of Newco Series A Preferred Stock set forth in clause (z) of this Section 3.3(b) in accordance with Section 4.3(E)(iii) of the Newco Certificate of Incorporation, (y) a number of authorized, issued and outstanding Newco Class B Common Shares determined in accordance with the provisions of footnote 1 of the Newco Certificate of Incorporation and (z) a number of authorized, issued and outstanding Newco Series A Preferred Shares determined in accordance with the provisions of footnote 1 of the Newco Certificate of Incorporation. There will be no options, warrants rights, convertible securities, or other agreements or commitments of Newco to issue, transfer, sell, or cause the issuance, transfer or sale, of any shares its capital stock or to make payments in respect of the value of any shares of its capital stock.

(c) Except for the Regulatory Approvals (as such term is defined in the Unit Purchase Agreement), no permit, authorization, consent or approval of or by, or notification of or filing with, any Governmental Entity (as such term is defined in the Unit Purchase Agreement) will be required in connection with the performance by Newco of this Agreement and the Transaction Documents or the consummation by Newco of the transactions contemplated by this Agreement and the Transaction Documents.

(d) It will cause Newco, concurrent with the Closing and Purchase Closings, to deliver a certificate certifying that the representations and warranties set forth in this Section 3.3 are true and correct as of such date.

ARTICLE IV

SUBSCRIPTION OF FACTIVA INTEREST

4.1 Subscription of Factiva Interest. Upon the terms and subject to the conditions set forth in this Agreement, on the first business day immediately following the day on which the transactions contemplated by Article II are consummated and on the business day prior to the Purchase Closings, and after the consummation of the transactions set forth in Section 4.5(a) of the Unit Purchase Agreement, Dow Jones shall cause one of its affiliates to make a capital contribution to Factiva, in the amount of $38,408, in exchange for which Factiva shall issue 0.04 Class A Units of Factiva (representing 0.02% of the outstanding Units of Factiva immediately after giving effect to such purchase) (the “Factiva Subscription”).

ARTICLE V

DJBI TRANSFER OF INTERESTS

5.1 DJBI Transfer of Interests. The Reuters Parties hereby acknowledge that DJBI may transfer all of its Common A Units of Factiva, Common B Units of Factiva and Newco

Class A Common Shares to a direct or indirect wholly-owned subsidiary of Dow Jones (“New Factiva Member”) and the Reuters Parties and the Dow Jones Parties agree to take all actions necessary for New Factiva Member to be admitted to Factiva as a Member (as defined in the Amended and Restated Limited Liability Company Agreement of Factiva, dated as of July 1, 1999, as amended from time to time (the “Factiva LLC Agreement”)) in accordance with the Factiva LLC Agreement.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification. (a) The Reuters Parties shall jointly and severally indemnify the Dow Jones Parties and their affiliates and their respective officers, directors, employees and agents (the “Dow Jones Indemnified Parties”) from and against all claims, liabilities, obligations, losses, damages, judgments or cause of action, fines, penalties, costs and expenses (including, without limitation, reasonable attorneys’, consultants’ and other professional fees and disbursements of every kind, nature and description) (collectively, “Losses”) incurred or suffered by the Dow Jones Indemnified Parties arising out of, relating to, or resulting from the breach of, or the failure to perform, any covenant or agreement of the Reuters Parties made in this Agreement, including any Losses suffered by the Dow Jones Indemnified Parties (without duplication) under the Share Purchase Agreement or the Unit Purchase Agreement as a result of such breach.

(b) The Dow Jones Parties shall jointly and severally indemnify the Reuters Parties and their affiliates and their respective officers, directors, employees and agents (the “Reuters Indemnified Parties”) from and against all Losses incurred or suffered by the Reuters Indemnified Parties arising out of, relating to, or resulting from the breach of, or the failure to perform, any covenant or agreement of the Dow Jones Parties made in this Agreement, including any Losses suffered by the Reuters Indemnified Parties (without duplication) under the Share Purchase Agreement or the Unit Purchase Agreement as a result of such breach.

(c) Factiva and its subsidiaries shall jointly and severally indemnify the Reuters Indemnified Parties and the Dow Jones Indemnified Parties from and against all Losses incurred or suffered by the Reuters Indemnified Parties or the Dow Jones Indemnified Parties arising out of, relating to, or resulting from (i) any inaccuracy or breach of any representation or warranty made by Factiva and its subsidiaries in this Agreement, or (ii) the breach of, or the failure to perform, any covenant or agreement of Factiva and its subsidiaries made in this Agreement; including in each of (i) and (ii) any Losses suffered by the Reuters Indemnified Parties and the Dow Jones Indemnified Parties (without duplication) under the Share Purchase Agreement or the Unit Purchase Agreement as a result of such inaccuracy or breach.

(d) The amount of any indemnity payment made pursuant to this Agreement shall be reduced by any tax benefits, if any, that are actually realized by the party receiving the payment. For these purposes, the tax detriment associated with receiving the indemnification payment shall be taken into account in determining whether the party receiving the payment has realized an actual tax benefit.

6.2 Third Party Claims. (a) In the event that any Dow Jones Indemnified Party or Reuters Indemnified Party desires to make a claim against the Reuters Parties, Factiva and its subsidiaries or the Dow Jones Parties, as the case may be, in each case in connection with any third party litigation, arbitration, action suit, proceeding, claim, investigation or demand at any time instituted against or made upon it for which it may seek indemnification hereunder (a “Third Party Claim”), the party that seeks indemnification (the “Indemnified Party”) shall promptly notify Reuters, Factiva or Dow Jones, as the case may be (the “Indemnifying Party”), of such Third Party Claim and the Indemnified Party’s claim for indemnification with respect thereto promptly after obtaining notice of such Third Party Claim; provided, that failure to promptly give such notice will not relieve the Indemnifying Party of its indemnification obligations under this Article 6, except (and then only to the extent that) the Indemnifying Party has actually been prejudiced thereby.

(b) The Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party by written notice to the Indemnified Party within twenty (20) days after the Indemnifying Party has received notice of the Third Party Claim.

(c) The Indemnifying Party shall not, in the defense of such claim, consent to the entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned, unless (i) there is no finding or admission of any violation of any applicable law by the Indemnified Party and (ii) the sole relief provided is monetary damages as to which the Indemnifying Party shall pay.

(d) If the Indemnifying Party assumes the defense of the Indemnified Party in connection with such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel at its own expense and to participate in the defense of such Third Party Claim, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless (i) the Indemnifying Party shall have failed promptly to assume the defense thereof and employ counsel as provided above or (ii) the named parties to any such Third Party Claim (including impleaded parties) include the Indemnified Party or its affiliates and the Indemnifying Party or its affiliates, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are different from or in addition to those available to the Indemnifying Party, provided that the Indemnifying Party shall not in any event be responsible hereunder for the fees and expenses of more than one law firm retained by all Indemnified Parties in connection with any Third Party Claim in the same jurisdiction.

(e) If the Indemnifying Party does not assume the defense of a Third Party Claim after receipt of notice of such Third Party Claim from the Indemnified Party under the first paragraph of this Section 6.2 above, the Indemnified Party may defend against such claim in such manner as it reasonably deems appropriate. The Indemnified Party may not settle such claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed, or conditioned.

(f) The Indemnified Party shall cooperate in good faith with the Indemnifying Party and its representatives (including, without limitation, its counsel) in the investigation, negotiation, settlement, trial and/or defense of any Third Party Claim (and any appeal arising therefrom). The parties shall cooperate with each other in any notifications to and information requests of any insurers.

ARTICLE VII

TERMINATION

7.1 Termination by Both Parties. This Agreement may be terminated prior to the Closing and the Purchase Closings by the mutual consent of the Dow Jones Parties and the Reuters Parties.

7.2 Termination upon Breach. This Agreement may be terminated by either the Dow Jones Parties or the Reuters Parties if there shall have been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other parties to this Agreement or if any representation or warranty shall have become untrue or inaccurate, such that such breach or inaccuracy is not capable of being cured or, if reasonably capable of being cured, shall not have been cured prior to the earlier of thirty (30) days following notice of such breach or inaccuracy and the Termination Date (as such term is defined in the Unit Purchase Agreement); provided, however, that none of the terminating parties are then in breach of any of their respective warranties, covenants or agreements contained in this Agreement (or are the cause of Factiva being in breach of its representations, warranties, covenants or agreements contained in this Agreement).

7.3 Automatic Termination. This Agreement shall automatically be terminated upon termination of the Unit Purchase Agreement or Share Purchase Agreement.

7.4 Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Article VII, all further obligations of the parties under this Agreement (other than Sections 8.4, 8.6 and 8.7) shall be terminated without further liability of any such party to the other, provided that nothing herein shall relieve any such party from liability for its breach of this Agreement prior to the termination of this Agreement.

ARTICLE VIII

MISCELLANEOUS AGREEMENTS OF THE PARTIES

8.1 Mutual Cooperation; No Inconsistent Action. Subject to the terms and conditions hereof, the Dow Jones Parties and the Reuters Parties agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

8.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or, if mailed, five days after the date of deposit in the United States mails, as follows:

if to Reuters Limited, to:

Reuters Limited

The Reuters Building

South Colonnade

Canary Wharf

London E14 5EP

United Kingdom

Attention: General Counsel

Facsimile: 0171 542 6848

if to Reuters Switzerland, to:

Reuters JV Switzerland, sarl

153 Route De Thonon

1245 Collonge-Bellerive

Geneva 1245

Switzerland

With a copy (which shall not constitute notice) to:

Reuters Limited per above

if to the Dow Jones Parties to:

Dow Jones & Company, Inc.

200 Liberty Street

New York, NY 10281

United States of America

Attention: General Counsel

Facsimile: 212-732-8356

with a copy to the same address,

Attention: President, Dow Jones Enterprise Media Group

with a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Jeffrey Bagner

Facsimile: (212) 859-4000

Any party may by notice given in accordance with this Section to the other party designate another address or person for receipt of notices hereunder.

8.3 Entire Agreement; Amendment; Waiver. This Agreement, the Unit Purchase Agreement and the Transaction Documents (as such term is defined in the Unit Purchase Agreement) represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party so waiving.

8.4 Expenses. Each of the parties shall bear its own expenses in connection with the transactions specified herein.

8.5 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the parties.

8.6 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without regard to provisions concerning conflict of laws principles that would require the application of the law of another jurisdiction.

8.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS PURSUANT HERETO.

8.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8.9 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.10 Severability of Provisions. If any provision or any portion of any provision of this Agreement, or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

8.11 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without such required consent shall be void.

8.12 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in this City of New York, New York as of the date first written above.

DOW JONES REUTERS BUSINESS INTERACTIVE LLC

By:	/s/ Richard Hanks
Name:	Richard Hanks

REUTERS JV SWITZERLAND SARL

By:	/s/ Christopher J. Ahearn
Name:	Christopher J. Ahearn

REUTERS LIMITED

By:	/s/ Christopher J. Ahearn
Name:	Christopher J. Ahearn

DOW JONES & COMPANY, INC.

By:	/s/ Clare Hart
Name:	Clare Hart

DJBI, LLC

By:	/s/ L. Gordon Crovitz
Name:	L. Gordon Crovitz

[Formation and Contribution Agreement Signature Page]